EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company.  Except as indicated below, each such person is a citizen of the United States.  None of the directors or executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Directors of The Coca-Cola Company who are also executive officers of The Coca-Cola Company are indicated by an asterisk.  Except as indicated below, the business address of each executive officer of The Coca-Cola Company is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Muhtar Kent*	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca-Cola Company

Herbert A. Allen	President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm	Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022

Ronald W. Allen

Chairman of the Board, President and Chief Executive Officer of Aaron’s, Inc., a leading specialty retailer of consumer electronics, computers, residential furniture, household appliances and accessories

Aaron’s, Inc. 309 East Paces Ferry Road Suite 1100 Atlanta, GA 30305

Ana Patricia Botín

Chief Executive Officer and a Director of Santander UK plc, a leading financial services provider in the United Kingdom, and a subsidiary of Banco Santander, S.A., a global multinational bank

Ms. Botín is a citizen of Spain.

Santander UK plc 2 Triton Square Regent’s Place London NW1 3AN United Kingdom

Howard G. Buffett

President of Buffett Farms, a commercial farming operation, and President of the Howard G. Buffett Foundation, a private foundation supporting humanitarian initiatives focused on food and water security, conservation and conflict management

Howard G. Buffett Foundation 145 North Merchant Street Decatur, IL 62523

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Richard M. Daley	Executive Chairman of Tur Partners LLC, an investment and advisory firm focused on sustainable solutions within the urban environment	Tur Partners LLC 900 N. Michigan Avenue Suite 1720 Chicago, IL 60611

Barry Diller	Chairman of the Board and Senior Executive of IAC/InterActiveCorp, a leading media and internet company	IAC/InterActiveCorp 555 West 18th Street New York, New York 10011

Helene D. Gayle	President and Chief Executive Officer of CARE USA, a leading international humanitarian organization	CARE USA 151 Ellis Street, N.E. Atlanta, GA 30303

Evan G. Greenberg	Chairman and Chief Executive Officer of ACE Limited, the parent company of the ACE Group of Companies, a global insurance and reinsurance organization	ACE Group 1133 Avenue of the Americas 45th Floor New York, NY 10036

Alexis M. Herman	Chair and Chief Executive Officer of New Ventures, LLC, a corporate consulting company	New Ventures, Inc. 633 Pennsylvania Avenue NW 3rd Floor Washington, D.C. 20004

Robert A. Kotick	President, Chief Executive Officer and a Director of Activision Blizzard, Inc. an interactive entertainment software company	Activision Blizzard, Inc. 3100 Ocean Park Boulevard Santa Monica, CA 90405

Maria Elena Lagomasino	Chief Executive Officer and Managing Partner of WE Family Offices, a multi-family office serving global high net worth families	WE Family Offices Rockefeller Center 1270 Avenue of the Americas Suite 2101 New York, NY 10020

Sam Nunn	Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a nonprofit organization working to reduce the global threats from nuclear, biological and chemical weapons	The Sam Nunn School of International Affairs Georgia Institute of Technology 781 Marietta Street, NW Atlanta, Georgia 30318

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

James D. Robinson III	Co-Founder and General Partner of RRE Ventures, an early stage technology-focused venture capital firm; President of JD Robinson, Inc., a strategic advisory firm	RRE Investors, LLC 130 East 59th Street 17th Floor New York, NY 10022

Peter V. Ueberroth	Investor and Chairman of the Contrarian Group, Inc., a business management company	The Contrarian Group, Inc. 5 San Joaquin Plaza Suite 330 Newport Beach, CA 92660

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Muhtar Kent	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca-Cola Company

Ahmet C. Bozer	Executive Vice President of The Coca-Cola Company and President of Coca-Cola International

Alexander B. Cummings, Jr.	Executive Vice President and Chief Administrative Officer of The Coca-Cola Company

J. Alexander M. Douglas, Jr.	Senior Vice President and Global Chief Customer Officer of The Coca-Cola Company and President of Coca-Cola North America

Ceree Eberly	Senior Vice President and Chief People Officer of The Coca-Cola Company

Irial Finan	Executive Vice President of The Coca-Cola Company and President, Bottling Investments and Supply Chain Mr. Finan is a citizen of Ireland.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company Mr. Goepelt is a citizen of Germany.

Brent Hastie	Vice President of The Coca-Cola Company

Nathan Kalumbu	President of the Eurasia and Africa Group of The Coca-Cola Company Mr. Kalumbu is a citizen of Zimbabwe.

James Quincey	President of the Europe Group of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom.

Atul Singh	President of the Asia Pacific Group of The Coca-Cola Company

Brian Smith	President of the Latin America Group of The Coca-Cola Company

Marcos De Quinto	Chief Marketing Officer of The Coca-Cola Company Mr. De Quinto is a citizen of Spain.

Clyde C. Tuggle	Senior Vice President and Chief Public Affairs and Communications Officer of The Coca-Cola Company

Kathy N. Waller	Executive Vice President and Chief Financial Officer of The Coca-Cola Company

MANAGERS AND EXECUTIVE OFFICERS
OF
THE COCA-COLA TRADING COMPANY LLC

Set forth below is the name, business address and present occupation or employment of each manager and executive officer of The Coca-Cola Trading Company LLC.  Except as indicated below, each such person is a citizen of the United States.  None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Managers of The Coca-Cola Trading Company LLC who are also executive officers of The Coca-Cola Trading Company LLC are indicated by an asterisk.  Except as indicated below, the business address of each manager and executive officer of The Coca-Cola Trading Company LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF THE COCA-COLA TRADING COMPANY, LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Marie D. Quintero-Johnson	Vice President and Director of Mergers and Acquisitions of The Coca-Cola Company

Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company

Larry M. Mark*	Vice President, Finance and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF THE COCA-COLA TRADING COMPANY LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company; Vice President and General Counsel of The Coca-Cola Trading Company LLC Mr. Goepelt is a citizen of Germany.

Robert J. Jordan, Jr.	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of The Coca-Cola Trading Company LLC

Stephen A. Kremer	Deputy General Tax Counsel of The Coca-Cola Company; Vice President of The Coca-Cola Trading Company LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Larry M. Mark	Vice President, Finance and Controller of The Coca-Cola Company; Vice President and Controller of The Coca-Cola Trading Company.

Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; Vice President and Treasurer of The Coca-Cola Trading Company LLC

Kathy N. Waller	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of The Coca-Cola Trading Company LLC

MANAGERS AND EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC

Set forth below is the name, business address, present occupation or employment of each manager and executive officer of Coca-Cola Oasis LLC.  Except as indicated below, each such person is a citizen of the United States.  None of the managers and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Managers of Coca-Cola Oasis LLC who are also executive officers of Coca-Cola Oasis LLC are indicated by an asterisk.  Except as indicated below, the business address of each manager and executive officer of Coca-Cola Oasis LLC is One Coca-Cola Plaza, Atlanta, Georgia 30313.

MANAGERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Marie D. Quintero-Johnson	Vice President of The Coca-Cola Company and Director, Mergers & Acquisitions

Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company

Larry M. Mark*	Vice President, Finance and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF COCA-COLA OASIS LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company; Vice President and General Counsel of Coca-Cola Oasis LLC Mr. Goepelt is a citizen of Germany.

Russell Jacobs	General Manager, Retail and Attractions of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC

Robert J. Jordan, Jr.	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of Coca-Cola Oasis LLC

Stephen A. Kremer	Deputy General Tax Counsel of The Coca-Cola Company; Vice President of Coca-Cola Oasis LLC

Larry M. Mark	Vice President, Finance and Controller of The Coca-Cola Company; Vice President and Controller of Coca-Cola Oasis LLC

Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; President, Chief Executive Officer, and Treasurer of Coca-Cola Oasis LLC

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Kathy N. Waller	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; Vice President and Chief Financial Officer of Coca-Cola Oasis LLC

DIRECTORS AND EXECUTIVE OFFICERS OF CAROLINA COCA-COLA
BOTTLING INVESTMENTS, INC.

Set forth below is the name, business address, present occupation or employment of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc.  Except as indicated below, each such person is a citizen of the United States.  None of the directors and executive officers named below beneficially owns any Common Stock or Class B Common Stock of Coca-Cola Bottling Co. Consolidated.  Directors of Carolina Coca-Cola Bottling Investments, Inc. who are also executive officers of Carolina Coca-Cola Bottling Investments, Inc. are indicated by an asterisk.  Except as indicated below, the business address of each director and executive officer of Carolina Coca-Cola Bottling Investments, Inc. is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Marie D. Quintero-Johnson	Vice President of The Coca-Cola Company and Director, Mergers & Acquisitions

Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company

Larry M. Mark*	Vice President, Finance and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF CAROLINA COCA-COLA BOTTLING INVESTMENTS, INC.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Bernhard Goepelt

Senior Vice President, General Counsel and Chief Legal Officer of The Coca-Cola Company; Vice President and General Counsel of Carolina Coca-Cola Bottling Investments, Inc.

Mr. Goepelt is a citizen of Germany.

Robert J. Jordan, Jr.	Vice President and General Tax Counsel of The Coca-Cola Company; Vice President and General Tax Counsel of Carolina Coca-Cola Bottling Investments, Inc.

Stephen A. Kremer	Deputy General Tax Counsel of The Coca-Cola Company; Vice President of Carolina Coca-Cola Bottling Investments, Inc.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS

Larry M. Mark	Vice President, Finance and Controller of The Coca-Cola Company; Vice President and Chief Financial Officer of Carolina Coca-Cola Bottling Investments, Inc.

Christopher P. Nolan	Vice President and Treasurer of The Coca-Cola Company; Vice President, Treasurer and Assistant Secretary of Carolina Coca-Cola Bottling Investments, Inc.

Kathy N. Waller	Executive Vice President and Chief Financial Officer of The Coca-Cola Company; President and Chief Executive Officer of Carolina Coca-Cola Bottling Investments, Inc.